United States Brent Oil Fund, LP

Monthly Account Statement

For the Month Ended April 30, 2014

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(653,650)
Unrealized Gain (Loss) on Market Value of Futures	469,900
Dividend Income	152
Interest Income	439
ETF Transaction Fees	2,100
Total Income (Loss)	$(181,059)

Expenses
General Partner Management Fees	$16,002
Brokerage Commissions	1,727
Non-interested Directors' Fees and Expenses	334
Prepaid Insurance Expense	314
Other Expenses	13,560
Total Expenses	31,937
Expense Waiver	(10,360)
Net Expenses	$21,577
Net Income (Loss)	$(202,636)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 4/1/14	$25,836,924
Additions (450,000 Shares)	19,662,482
Withdrawals (100,000 Shares)	(4,279,089)
Net Income (Loss)	(202,636)

Net Asset Value End of Month	$41,017,681
Net Asset Value Per Share (950,000 Shares)	$43.18

To the Limited Partners of United States Brent Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended April 30, 2014 is accurate and complete.

/s/ Howard Mah

Howard Mah

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Brent Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612